Exhibit 10.2

[***]	=	Certain confidential information contained in this document, marked by bracketed asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

$5,000,000	Tampa, Florida
August 14, 2014

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), promises to pay to Monaco Financial, LLC (the “Investor”), in lawful money of the United States of America, the principal sum of FIVE MILLION DOLLARS ($5,000,000), together with interest in arrears on the unpaid principal balance at an annual rate equal to (i) eight percent (8.0%) until the first anniversary of the Note and (ii) eleven percent (11%) thereafter until the Maturity Date, in the manner provided below. This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Loan Agreement, dated August 14, 2014 (the “Agreement”), by and among the Company and the Investor, and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

Section 1. Payments.

1.1. Interest Rate. As long as there is no existing uncured Event of Default (as defined below), interest shall accrue and be payable on the outstanding principal amount at a fixed rate of interest equal to (i) eight percent (8.0%) per annum until the first anniversary of the Note and (ii) eleven percent (11%) per annum from the first anniversary of the Note until the Maturity Date. Interest shall be calculated on the basis of a year of 365 days applied to the actual days on which there exists an unpaid balance under this Note.

1.2. Default Interest Rate. Upon an Event of Default, as hereafter defined, the Investor, in the Investor’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal amount to a rate of interest equal to the lesser of (a) eighteen percent (18.0%) or (b) the maximum rate allowed by applicable law. Such default interest rate shall continue, in the Investor’s sole discretion, until all defaults are cured.

1.3. Interest Payment. Interest shall be accrued monthly and paid on the first business day of each following month.

1.4. Principal and Interest Repayment. The entire unpaid principal amount of this Note as well as all accrued and unpaid interest and all other sums due under this Note that remain unpaid shall be due and payable on or before [August 14, 2016].

1.5. Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Florida are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

1.6. Manner of Payment. All payments of principal and interest on this Note shall be made by check at such place in the United States of America as the Investor shall designate to the Company in writing or by such other manner as the Company and the Investor may agree.

1.7. Prepayment. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. In addition, prepayment of the balance of the Note shall extinguish all rights of Lender to Collateral under the Loan Agreement.

Section 2. Security and Collateral.

2.1. Security. The Company hereby assigns, sells, transfers, pledges, sets over and delivers to the Investor, and grants Investor a security interest in proceeds from the sale of Valuable Trade Cargo wherever held, in excess of such proceeds previously pledged and subject to the ASSIGNMENT AND SECURITY AGREEMENT AND PLEDGE OF DEPOSIT ACCOUNT (the “Assignment”) between Company and Fifth Third Bank, an Ohio Banking company, dated May 7, 2014.

2.2. Collateral. Collateral for repayment of the Note and Loan shall consist of:

(a) Company’s rights to all proceeds of monetization from coins, bullion and Valuable Trade Cargo under the [***] for recovery of the [***] which are unencumbered by a $10 million line of credit which is currently in place.

(b) [***] shares of Oceanica Resources S. de R.L. owned by Company for each $1 million of outstanding loan balance; and

(c) Stock of Odyssey Marine Services Inc. (OMS) and Odyssey Retriever Inc. (ORI) which corporations own the vessel RV Odyssey Explorer and associated shipwreck exploration technology and equipment including the ZEUS 2,500 m. work class ROV and handling system, one 6,000 m. CLIO ROV and handling system, side scan sonar search systems, Reson 8160 multibeam system and numerous other pieces of equipment fully integrated and capable of conducting worldwide search and archaeological recovery operations. (A full inventory of this equipment will be furnished for inspection prior to execution of the Agreements.) Certain equipment currently aboard the Dorado Discovery including the multibeam sonar, the drill winch and A-frame which are to be used for mineral exploration in a joint venture with the vessel owner will not be included as collateral so long as they are on the Dorado Discovery or included in the joint venture.

Section 3. Defaults.

3.1. Events of Default. The occurrence of any one or more of the following events with respect to the Company shall constitute an event of default hereunder (“Event of Default”):

(a) if the Company shall fail to pay when due any payment of principal or interest on this Note and such failure continues for five (5) days after the Investor notifies the Company thereof in writing;

(b) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties; or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 60 days.

3.2. Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by the Investor), the Investor may, at its option, (i) by written notice to the Company, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note. The Company shall pay all reasonable costs and expenses incurred by or on behalf of the Investor in connection with the Investor’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

Section 4. Miscellaneous.

4.1. Waiver. The rights and remedies of the Investor under this Note shall be cumulative and not alternative. No waiver by the Investor of any right or remedy under this Note shall be effective unless in writing signed by the Investor. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by the Investor will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of the Investor arising out of this Note can be discharged by the Investor, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the Investor; (b) no waiver that may be given by the Investor will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of the Investor to take further action without notice or demand as provided in this Note. The Company hereby waives presentment, demand, protest and notice of dishonor and protest.

4.2. Confidentiality. The Parties acknowledge and agree that for industry purposes, this Note, the Loan Agreement and the Exclusive Marketing and Sales Agreement, and terms relating to consideration should remain confidential, and both Parties agree to keep this Note, the Loan Agreement and the Exclusive Marketing and Sales Agreement strictly confidential. Odyssey agrees to request confidential treatment of this Note, the Loan Agreement and the Exclusive Marketing and Sales Agreement should those be required to be filed under U.S. Securities regulations

4.3. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 9.7 of the Agreement.

4.4. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.5. Governing Law. This Note will be governed by and construed under the laws of the State of Florida without regard to conflicts-of-laws principles that would require the application of any other law.

4.6. Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof’ and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words “including” or “includes” do limit the preceding words or terms and the word “or” is used in the inclusive sense.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Philip S Devine
Phillip S Devine, as its Chief Financial Officer

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